Waverly, Inc.

                        1995 Annual Form 10-K

                              Exhibit 25


	                  	Power of Attorney for Joseph M. Palazzolo
                    -----------------------------------------
Know all men by these presents, that the undersigned director or officer of Waverly, Inc., a Maryland Corporation (the
"Corporation"), hereby constitutes and appoints Arthur E. Newman and E. Philip Hanlon, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact or either of them, to sign for the undersigned and in his name as a director or officer of the Corporation any Registration
Statement of the Corporation on Form S-8 or amendment thereto to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, Washington, D.C. (the
"Commission"), any Form 10-K or amendment thereto to be filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any form required to be filed under Section 16(a) of the Exchange Act or amendment thereto, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them as herein authorized. This Power of Attorney shall remain effective for so long as the undersigned is a director or officer of the Corporation or such earlier time as the undersigned files a statement with the Commission revoking this Power of Attorney.

/s/  Joseph M. Palazzolo
- ----------------------------
 Joseph M. Palazzolo

Dated:  December 15, 1995

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